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                                                           Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of U.S.B. Holding Co., Inc. on Form S-8 of our report dated January 24, 1997 (February 5, 1997 as to Note 17) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Corporation's change in its method of accounting for securities in 1994), incorporated by reference in the Corporation's 1996 Annual Report on Form 10-K and appearing in the Corporation's 1996 Annual Report to Shareholders.

/s/ DELOITTE & TOUCHE LLP
-----------------------------
Deloitte & Touche LLP

Stamford, Connecticut
January 7, 1998


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